                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 5, 1999, included on pages F-2 and S-1 of the 1998 Annual Report to Shareholders on Form 10-K of UroCor, Inc., into the previously filed Registration Statements on Form S-8 (File Nos. 333-16075, 333-58013, 333-58015 and 333-58017) of UroCor, Inc.



                                              ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
February 5, 1999













                                      -1-